Exhibit 5.1

August 25, 2021

Qnergy Inc.

300 West 12th Street

Ogden, UT 84404

Re:	Qnergy Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion, as counsel to Qnergy Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-258238) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering a “best efforts” public offering of up to 4,342,160 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share. The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering contemplated by the Registration Statement. All of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended or supplemented and currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.4 to the Registration Statement (the “Post-IPO Certificate”), and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.7 to the Registration Statement, each of which will be in effect immediately prior to the closing of the offering contemplated by the Registration Statement, (d) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters, and (e) the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares to be sold through the underwriters by the Company will be sold at a price and on terms established by the Board of Directors of the Company or a duly constituted pricing committee thereof in accordance with Section 153 of the Delaware General Corporation Law. We have undertaken no independent verification with respect to such matters.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.

August 25, 2021

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

On the basis of the foregoing, and in reliance thereon, and subject to and following the filing of the Post-IPO Certificate, we are of the opinion that the Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Sincerely,

/s/ McDermott Will & Emery LLP